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                                                                   EXHIBIT 99(3)
                                     PROXY
                          GATES/FA DISTRIBUTING, INC.
                           GREENVILLE, SOUTH CAROLINA
                        SPECIAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of Gates/FA Distributing, Inc. ("Gates/FA"), Greenville, South Carolina, hereby constitutes and appoints Philip D. Ellett and William T. Mauldin or either one of them, each with full power of substitution, to vote the number of shares of Gates/FA Common Stock which the undersigned would be entitled to vote if personally present at the Special Meeting of
Stockholders to be held at             , on             ,             , 1994 at
10:00 a.m., local time, and at any adjournments thereof (the "Special Meeting"), upon the proposals described in the Notice of Special Meeting of Stockholders
and Proxy Statement, both dated             , 1994, the receipt of which is
acknowledged, in the manner specified below.

    1. GATES/FA MERGER PROPOSAL. On the proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 24, 1994, by and among Gates/FA, Arrow Electronics, Inc. ("Arrow"), and AFG Acquisition Company ("Sub"), pursuant to which Sub will merge into Gates/FA and Gates/FA will become a wholly owned subsidiary of Arrow, as more fully described in the Proxy Statement:

                     / / FOR               / / AGAINST               / / ABSTAIN

    2. OTHER PROPOSALS. In their sole discretion, the Proxies are authorized to vote upon such other business incidental to the conduct of the Special Meeting as may properly come before the Special Meeting or any adjournments thereof.

                     / / FOR               / / AGAINST               /
/ WITHHOLD AUTHORITY

                           (continued on other side)

                          (continued from other side)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS INCIDENTAL TO THE CONDUCT OF THE SPECIAL MEETING THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

    Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                Signature of Stockholder

                                                Signature of Stockholder (If
                                                held Jointly)

                                                Dated:                    , 1994
                                                      Month                  Day

  THIS PROXY IS SOLICITED ON BEHALF OF GATES/FA DISTRIBUTING, INC.'S BOARD OF
                                   DIRECTORS
          AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.